UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

The New York Times Company
(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated with Exit or Disposal Activities.

On September 8, 2008, The New York Times Company (the “Company”) announced that, in January 2009, it will close City & Suburban Delivery Systems, Inc. (“City & Suburban”), its distribution organization that delivers The New York Times and other newspapers and magazines to newsstands and retail outlets in the New York metropolitan region.  Going forward, The New York Times will be distributed to newsstands and retail outlets through a combination of third-party wholesalers and the Company’s own drivers.

Approximately 550 full-time equivalent employees will be affected by the closure and the Company plans to ease the change by providing severance packages to them.  The Company is not able at this time to make an estimate of the total charges related to the closing of City & Suburban.  The Company will file an amended report or reports as and when it determines such estimate.

A copy of the Company’s press release regarding the closing of City & Suburban is attached as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this current report on Form 8-K are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements.  These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by our various markets and material increases in newsprint prices.  They also include other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 30, 2007.  The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
Exhibit 99.1	The New York Times Company Press Release dated September 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date:	September 8, 2008	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President,
General Counsel and Secretary

Exhibit List

Exhibit Number	Description
Exhibit 99.1	The New York Times Company Press Release dated September 8, 2008